Indoor Harvest Corp. 8-K

Exhibit 99.1

Indoor Harvest Announces Cannabis Production Pilot Conclusion

HOUSTON, TX – (Globe Newswire) – December 18th, 2017 – Indoor Harvest Corp. (OTCQB: INQD), a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry, announces the results from its Cannabis Production Pilot Agreement with Canopy Growth Corporation which has concluded.

"We're excited to release the full results of our cannabis pilot on our three year anniversary of the pilots launch. We'd like to thank Canopy Growth's R&D team for their efforts and look forward to any feedback from the current internal economic pilot," stated Rick Gutshall, Interim-CEO of Indoor Harvest.

On December 18, 2014, the Company entered into a Cannabis Production Pilot Agreement (“Cannabis Pilot”) with Canopy Growth Corporation (formerly Tweed Marijuana Inc.), a Canadian company. Canopy Growth Corporation ("Canopy Growth") is a Toronto Stock Exchange listed company. Its wholly owned subsidiaries Tweed Inc., Tweed Farms Inc. (formerly Prime1 Construction Services Corp.), Bedrocan Canada and Spectrum Cannabis are licensed producers of medical cannabis in Canada. The principal activities of Canopy Growth are the production and sale of cannabis through its wholly owned subsidiaries as regulated by the Marihuana for Medical Purposes Regulations. The Cannabis Pilot was broken into two separate phases, as follows:

  During Phase One, tests were conducted using prototypes provided by Indoor Harvest. The purpose of Phase One was to test the initial design and evaluate the root mass development of various strains of cannabis chosen by Canopy Growth. Two trials were conducted during Phase One. Phase One recorded the growth rate, phytocannabinoid production, water usage, fertilizer usage and labor using the aeroponics systems provided by Indoor Harvest.

  During Phase Two, Canopy Growth was given the option to request Design Build services to be provided by Indoor Harvest. Indoor Harvest provided these services free of charge and provided projected costs associated with the manufacture and installation of new aeroponic designs (“New IP”). Canopy Growth was then provided the option to purchase equipment from Indoor Harvest based on these projected costs.

Phase One Cannabis Pilot

Trial 1: Strain Ghost Train Haze

In March 2015, we began a first trial under the Cannabis Pilot. A Cannabis Sativa dominant strain, Ghost Train Haze, was selected and 8 plants were grown in a 64 cubic foot root chamber HPA Table prototype using a "Screen of Green" cultivation method, in which plants are cropped and trained to produce a higher yield from a single plant. The initial Cannabis Pilot utilized 1040 watts of illumitex® brand LED lighting using the F3 Spectrum and 2,000 watts of Mogul based HPS lighting. The system was operated drain to waste, in which no water was recirculated or recaptured. The following results were recorded under the initial Cannabis Pilot.

  An increase of up to 91% in average dry yield under HPS lighting when compared to the existing average.
  An increase of up to 71% in average dry yield under LED lighting when compared to the existing average.
  An increase of up to 117% in liters of water per day/plant under HPS lighting.
  An increase of up to 183% in liters of water per day/plant under LED lighting.
  A decrease of up to 21% in nutrient use under HPS lighting and no change under LED lighting.

Trial 2: Strain UK Cheese

In December 2015, we began a second trial under our Cannabis Pilot with Canopy Growth and similar results were achieved confirming the initial trial results. The second trial utilized an increased plant count of 20 plants per HPA Table prototype and the strain selected was UK Cheese, a Cannabis Sativa and Cannabis Indica hybrid. The second trial also tested root mass differences between a prototype 64 cubic foot and a 32 cubic foot root chamber. The second trial utilized 1040 watts of illumitex® brand LED lighting using the X5 Spectrum and 2,000 watts of Double Ended based HPS lighting and used a "Screen of Green" cultivation method. The following results from the second trial were recorded:

  An increase of up to 86% in average dry yield under HPS lighting when compare to the existing average.
  An increase of up to 25% in average dry yield under LED lighting when compared to the existing average.
  An increase of up to 89% in liters of water per day/plant under HPS lighting.
  An increase of up to 70% in liters of water per day/plant under LED lighting.
  A decrease of up to 69% in nutrient use under HPS lighting and 72% decrease under LED lighting.

Trial 1 and 2 Summary

Indoor Harvest provided minimal instructional input during both trials. The Company believes the results of the Cannabis Pilot show the potential for the Company’s technology and that without any significant instructional support, operators can achieve significant gains in yield and reductions in costs. There was a noticeable difference recorded in the morphology of the Cannabis strains tested utilizing the Company’s aeroponic platforms over the baseline using drip irrigation and a coco medium. During the first trial, the strain tested showed a significant increase in the size of the plants fan leaves over the baseline methods leading to a potential increase of up to 150% in produced biomass.

The aeroponic systems provided showed a significant increase in growth rate during the vegetative stage, as compared to baseline methods. Additionally, there were noticeable differences in the development of roots under certain conditions and difference we’re recorded in phenotypic response. The results of both trials showed an ability to provide greater control over the root environment, provided an ability to monitor nutrient uptake, provided an increase in yield, showed a dramatic decrease in nutrient use and provided an ability to prevent contamination by eliminating mediums. The Company believes that with further development of additional automation, integration of LED, HVAC and controls that we can continue to improve on the performance of the Company’s technology and methods. All trials were conducted using primarily a drain to waste configuration in which system runoff was not recaptured or recycled.

Phase Two Cannabis Pilot

On July 6, 2016, we entered into Phase Two of our Cannabis Pilot with Canopy Growth Corporation and signed a design-build, EPCM, cost plus contract with Tweed, a subsidiary of Canopy Growth, to construct a High Pressure Aeroponic production system.

On May 31, 2017, the Company notified Canopy Growth that it had completed the majority of work under Phase Two of its Cannabis Pilot. The Company installed 13 HPA Table systems and 1 custom built NDS skid at Canopy Growth for an internal economic pilot. The Company submitted proposals to Canopy Growth for three designs for potential New IP development under the Cannabis Pilot. Canopy Growth did not pursue these proposals and chose to integrate the Company’s HPA Table fixtures and a custom built Pump Skid into previously existing facility fertigation and mechanical systems at Canopy Growth. This integration further proved the Company’s fixture based design allowing for custom installations based on an operators own specifications. Canopy Growth has ongoing rights to purchase additional equipment from Indoor Harvest through a fixed cost plus agreement, but is under no obligation to do so.

“We believe the initial results from our third party trials have proven the potential for our technology and we are now entering a new phase in our development. With the Company’s pivot to exclusively focus on cannabis technology complete, we will now begin working with our new technology partners in the U.S., Harvest Air and BIOS Lighting to take our research and development to the next level by developing a complete integrated facilities package for the cannabis industry. We’re also planning to demonstrate these efforts by constructing a research testing facility in Tempe, Arizona in partnership with Zoned Properties to prove the science and economics of our plans in Colorado and Texas,” stated Chad Sykes, Indoor Harvest’s founder and Chief of Cultivation.

About Indoor Harvest Corp

Indoor Harvest Corp (OTCQB: INQD), through its brand name Indoor Harvest®, is a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the federal Controlled Substance Act (“CSA”) of pharmaceutical grade Cannabis for research by third parties developing targeted treatment for specific medical symptoms. Visit our website at http://www.indoorharvest.com for more information about our Company.

About BIOS Lighting

Biological Innovations and Optimization Systems, LLC (BIOS) is a recognized innovator in the biological application of LED lighting. Through groundbreaking research and continuous development, BIOS LED lighting solutions are designed to improve the health and wellbeing of people, plants, and animals, while reducing energy use and creating a more sustainable planet. By integrating years of biological and horticultural expertise with science first developed at NASA for the International Space Station, and the latest advancements in LED lighting and controls, BIOS creates lighting technologies that deliver unparalleled biological and horticultural results. The BIOS Lighting team has a collective experience of more than 50 years in lighting and research and development, and are listed on more than 30 LED lighting technology patents. Located in the “Space Coast” area of FL, its Melbourne headquarters are just south of NASA’s Kennedy Space Center, where BIOS continues to support NASA’s ongoing research programs. More information is available at www.BIOSLighting.com.

About Harvest Air, LLC.

Harvest Air, LLC is a developer of HVAC technology specific to the Controlled Environment Agriculture (CEA) industry, centered around its patent pending air-to-air economization system. Whether for use in a greenhouse, or an indoor production facility, Harvest Air designs its systems to be the most efficient, the most scalable, and the lowest total cost of all other appropriately designed systems. For more information about Harvest Air, visit www.harvestairllc.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Indoor Harvest Corp

Chad Sykes, Chief of Cultivation

R&D Manager

(713) 410-7903

ccsykes@indoorharvest.com

BIOS Lighting

Rebecca Knight, Ph.D.

Technical Marketing Director

(321) 260-2467

rknight@bioslighting.com

Harvest Air

John Zimmerman, PE

Chief Executive Officer

(800) 607-4758

info@harvestairllc.com